Exhibit 2.1

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MINNESOTA

IN RE: ______________________________
                                                                 CHAPTER 11 CASE
VERITEC, INC.,

          DEBTOR.                                                BKY 05-41161

          ORDER AND NOTICE CONFIRMING PLAN AND FIXING TIME LIMITS

          The plan filed by Debtor, its proponent, was transmitted to all creditors and other parties in interest. It has now been determined, after hearing on notice, that the requirements for confirmation set forth in 11 U.S.C
Section 1129 have been satisfied.

          IT IS THEREFORE ORDERED:

          1. CONFIRMATION OF PLAN. The plan filed by VERITEC, INC. on March 13, 2006, dated March 10, 2006, is confirmed.

          2. PROFESSIONAL FEES AND OTHER ADMINISTRATIVE EXPENSES. All applications for award of compensation or expenses to a trustee, examiner, attorney or other professional person, and all other requests to order payment of an administrative expense, shall be made by motion under Local Rules 2016-1 or 3002-2, and shall be served and filed within 30 days after the date of this order.

          3. OBJECTIONS TO CLAIMS. All objections to proofs of claim shall be made by motion under Local Rule 3007-1, and shall be served and filed within 30 days after the date of this order, or 30 days after the claim was filed, whichever is later.

          4. OTHER PROCEEDINGS. All other motions, applications or complaints shall be filed within 60 days after the date of this order. Any time limit provided in this order may be extended or waived by the court for cause after notice and a hearing. Nothing in this order shall preclude any proceeding in another court with jurisdiction and within time limits otherwise applicable.

          5. CLERK'S CHARGES AND REPORT INFORMATION. A separate order is entered to require payment of notice or claim charges and the reporting of payments made postpetition to date of confirmation of the plan, and payments paid or to be paid thereafter, for preconfirmation debts or administrative expenses.

          6. MAILING OF NOTICE. The clerk shall forthwith mail copies of this order, as notice of entry of this order and confirmation of the plan, to the entities specified in Local Rule 9013-3 and to all creditors and other parties in interest. The proponent of the plan shall forthwith mail copies of this order as notice thereof to all equity security holders of the debtor.

Dated: April 26, 2006


                                        /s/ Robert J. Kressel
                                        ----------------------------------------
                                        ROBERT J. KRESSEL
                                        UNITED STATES BANKRUPTCY JUDGE

NOTICE OF ELECTRONIC ENTRY AND
FILING ORDER OR JUDGMENT
Filed and Docket Entry made on 04/26/06
Lori Vosejpka, Clerk, By Imh